UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2021

 ____________________________________________________________________
OASIS MIDSTREAM PARTNERS LP
(Exact name of registrant as specified in its charter)

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Delaware	001-38212	47-1208855
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units, representing limited partner interests	OMP	The Nasdaq Stock Market LLC
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into a Material Definitive Agreement.

Purchase Agreement
On March 26, 2021, Oasis Midstream Partners LP (the “Partnership”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Partnership, OMP Finance Corp., a wholly owned subsidiary of the Partnership (“Finance Corp.” and, together with the Partnership, the “Issuers”) and co-issuer of the notes, the Guarantors (as defined below), and Citigroup Capital Markets LLC, as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Issuers agreed to issue and sell to the Initial Purchasers $450.0 million in aggregate principal amount of the 8.00% senior unsecured notes due 2029 (the “Notes”). The Notes were priced at par, and resulted in net proceeds to the Partnership of approximately $440.0 million, after deducting the initial purchasers’ discount and estimated offering expenses. The Partnership intends to use the net proceeds from this offering to make a distribution to Oasis Midstream Services LLC (“OMS”), a wholly owned subsidiary of Oasis Petroleum Inc. (“Oasis Petroleum”), in connection with the previously announced Contribution and Simplification Transactions (as defined below) with Oasis Petroleum, in the amount of approximately $231.5 million and to repay approximately $205.5 million of outstanding borrowings under the Partnership’s revolving credit facility. The Notes will be guaranteed on a senior unsecured basis by the Guarantors.
The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to certain persons outside the United States in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
Certain of the Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Partnership and its affiliates. Certain of the Initial Purchasers and affiliates of certain of the Initial Purchasers are lenders under the Partnership’s revolving credit facility, and as such, may receive a portion of the proceeds from the offering of the Notes.
A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is a summary and is qualified in its entirety by the terms of the Purchase Agreement.
Indenture
On March 30, 2021, the Partnership and Finance Corp. completed their offering of the Notes. The Notes were issued under an indenture, dated as of March 30, 2021, among the Partnership, as issuer, Finance Corp., a wholly owned subsidiary of the Partnership, as co-issuer, the Guarantors, as guarantors, and Regions Bank, an Alabama banking corporation, as trustee (the “Indenture”). The guarantors include OMP Operating LLC (“OMP Operating”), OMP DevCo Holdings Corp. (“OMP DevCo Holdings”), Beartooth DevCo LLC (“Beartooth DevCo”), Bighorn DevCo LLC (“Bighorn DevCo”), Bobcat DevCo LLC (“Bobcat DevCo”), and Panther DevCo LLC (“Panther DevCo”), each a wholly owned subsidiary of the Partnership (collectively, the “Guarantors”). Pursuant to the Indenture, interest on the Notes accrues at a rate of 8.00% per annum on the outstanding principal amount thereof from March 30, 2021, payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2021. The Notes will mature on April 1, 2029.
The Notes are the Issuers’ senior unsecured obligations and rank equally in right of payment with all of the Issuers’ future senior unsecured indebtedness and senior in right of payment to any of the Issuers’ future subordinated indebtedness. The Guarantors are guaranteeing the Notes pursuant to the Indenture. OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) will not guarantee the Notes. All of the Partnership’s future restricted subsidiaries that either guarantee any of the Issuers’ or a Guarantor’s other indebtedness or are classified as domestic restricted subsidiaries under the Indenture and are obligors with respect to certain other debt will also guarantee the Notes. The guarantees rank equally in right of payment with all of the future senior unsecured indebtedness of such Guarantor and senior in right of payment to any future subordinated indebtedness of such Guarantor. The Notes and the guarantees are effectively subordinated to all of the Issuers’ and the Guarantors’ secured indebtedness (including all borrowings and other obligations under the Partnership’s revolving credit facility) to the extent of the value of the collateral securing such indebtedness, and will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of the Partnership’s subsidiaries that do not guarantee the Notes (other than liabilities owed to the Partnership).

The Issuers may on any one or more occasions redeem some or all of the Notes at any time on or after April 1, 2024 at the redemption prices listed in the Indenture. Prior to April 1, 2024, the Issuers may on any one or more occasions redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium and accrued and unpaid interest to the redemption date. In addition, any time prior to April 1, 2024, the Issuers may on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 40% of the aggregate principal amount of the Notes issued prior to such date at a redemption price of 108%, plus accrued and unpaid interest to the redemption date, with an amount not greater than the net cash proceeds from certain equity offerings.
If the Partnership experiences a change of control triggering event (as defined in the Indenture), it will be required to make an offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to but not including the date of repurchase. If the Partnership sells certain assets and fails to use the proceeds in a manner specified in the Indenture, it will be required to use the remaining proceeds to make an offer to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.
The Indenture contains certain covenants that, subject to certain exceptions and qualifications, among other things, limit the Partnership’s ability and the ability of its restricted subsidiaries to incur or guarantee additional indebtedness or issue certain redeemable or preferred equity, make certain investments, declare or pay dividends or make distributions on equity interests or redeem, repurchase or retire equity interests or subordinated indebtedness, transfer or sell assets including equity of restricted subsidiaries, agree to payment restrictions affecting the Partnership’s restricted subsidiaries, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets, enter into transactions with affiliates, incur liens and designate certain of the Partnership’s subsidiaries as unrestricted subsidiaries. Certain of these covenants are subject to termination upon the occurrence of certain events.
The foregoing description of the Indenture is qualified in its entirety by reference to such Indenture, a copy of which is attached as Exhibit 4.1 hereto, which is incorporated by reference into this Item 1.01.
Item 2.01 Completion of Acquisition or Disposition of Assets
On March 30, 2021, the Partnership consummated the transactions contemplated by the Contribution and Simplification Agreement (the “Contribution and Simplification Agreement”), dated as of March 22, 2021, by and among the Partnership, OMS Holdings LLC (“OMS Holdings”), OMS, the General Partner, OMP Operating, OMP DevCo Holdings, Beartooth DevCo, Bobcat DevCo, OMS Holdings Merger Sub, LLC, a wholly owned subsidiary of OMS Holdings (“GP Merger Sub”), and for limited purposes set forth therein, Oasis Petroleum.
Pursuant to the Contribution and Simplification Agreement, among other things, (a) Oasis Petroleum caused OMS to contribute to OMP Operating, as the designee of the Partnership, (i) its remaining 64.7% limited liability company interest in Bobcat DevCo and (ii) its remaining 30% limited liability company interest in Beartooth DevCo (the “Contributed Assets”), and the Partnership paid to OMS Holdings consideration (the “Total Consideration”) composed of (x) a cash distribution in an aggregate amount equal to $231.5 million, sourced from the net proceeds of the offering of the Notes and (y) 12,949,644 common units representing limited partner interests in the Partnership (“Common Units”) (collectively, the “Acquisition”), (b) the Partnership and the General Partner caused the Incentive Distribution Rights (as defined in the Contribution and Simplification Agreement) to be cancelled and converted into 1,850,356 Common Units (the “IDR Elimination” and such Common Units, the “IDR Conversion Common Units”), and (c) GP Merger Sub merged with and into the General Partner, with the General Partner surviving such merger (the “GP Merger”) and, in connection with the GP Merger, Class A Units and Class B Units representing membership interests in the General Partner were automatically converted into, and thereafter represented the right to receive, the IDR Conversion Common Units on a pro rata basis, and the IDR Conversion Common Units were distributed to the holders of such Class A Units and Class B Units, such that following the GP Merger, OMS Holdings is the sole member of the General Partner (the foregoing clauses (a), (b) and (c), the “Contribution and Simplification Transactions”). The Contribution and Simplification Agreement also implemented, among other things, a right of first refusal in favor of the Partnership with respect to midstream opportunities in the Painted Woods and City of Williston operating areas of Oasis Petroleum and the amendment and restatement of the (x) agreement of limited partnership of the Partnership and (y) limited liability company agreement of the General Partner to reflect the GP Merger transactions.
The effective date for the Acquisition is January 1, 2021. As a result of the Contribution and Simplification Transactions, Oasis Petroleum no longer owns any of the limited liability company interests of Bobcat DevCo or Beartooth DevCo.

The Contribution and Simplification Agreement Transactions were evaluated for their fairness and approved by the conflicts committee (the “Conflicts Committee”) of the board of directors of the General Partner (the “Board of Directors”). The Conflicts Committee, which is composed entirely of independent members of the Board of Directors, retained an independent financial advisor and legal counsel to assist it in evaluating such transactions. In approving the transactions contemplated by the Contribution and Simplification Agreement, the Conflicts Committee based its decisions in part on an opinion from its independent financial advisor that the total consideration to be paid by the Partnership in connection with such transactions is fair, from a financial point of view, to the Partnership and to holders of the Common Units other than Oasis Petroleum and its affiliates.
Each of the parties to the Contribution and Simplification Agreement (other than Oasis Petroleum) is a direct or indirect subsidiary of Oasis Petroleum. As a result, certain individuals, including officers and directors of Oasis Petroleum, OMS Holdings and the General Partner, serve as officers and/or directors of more than one of such other entities. As a result of the Contribution and Simplification Transactions, Oasis Petroleum owns, through its indirect, wholly owned subsidiary OMS Holdings, 37,469,220 Common Units, which includes the 14,644,220 Common Units issued in connection with the Contribution and Simplification Transactions. OMS Holdings also owns a non-economic general partner interest in the Partnership through its ownership of the General Partner.
Oasis Petroleum or its subsidiaries are party to various gathering, service and revenue agreements with the Partnership or its subsidiaries for the provision of midstream services. In addition, Oasis Petroleum is the Partnership’s largest customer and the Partnership derives substantially all of its revenue from Oasis Petroleum.
The foregoing description of the Contribution and Simplification Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Contribution and Simplification Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K of the Partnership filed on March 22, 2021.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 regarding the Indenture is incorporated by reference into this Item 2.03.
Fourth Amendment
As previously disclosed, the Partnership is party to the Credit Agreement dated as of September 25, 2017, by and among the Partnership, OMP Operating, certain lenders party thereto, Wells Fargo Bank, N.A., as administrative agent, and the other parties thereto (the “Credit Agreement”). On March 22, 2021 (the “Signing Date”), the Partnership entered into the Fourth Amendment to Credit Agreement together, with the other parties party thereto, to amend the Credit Agreement (the “Fourth Amendment”).
On March 30, 2021, following the satisfaction of certain conditions, the Fourth Amendment amended the Credit Agreement to (i) decrease the aggregate lender commitments under the Credit Agreement to $450,000,000, (ii) increase pricing for credit under the Credit Agreement, (iii) extend the maturity date from September 25, 2022 until at least the forty-two month anniversary of the Fourth Amendment Effective Date, (iv) conform changes related to the organizational adjustments effected pursuant to the Contribution and Simplification Transactions and (v) improve certain terms based on recent market developments.
The foregoing description of the Fourth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K of the Partnership filed on March 22, 2021.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 2.01 regarding the Acquisition is incorporated by reference into this Item 3.02. The issuance of 14,800,000 Common Units as partial consideration for the Contribution and Simplification Transactions has been undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On March 30, 2021 (the “Effective Date”), in connection with the Contribution and Simplification Transactions, certain Class B Units representing membership interests in the General Partner that were previously issued to each of Messrs. Reid, Lou and Lorentzatos by the General Partner were converted into and exchanged for the right to receive restricted Common Units (the “Restricted Units”). Mr. Reid received 20,712 Restricted Units, Mr. Lou received 20,712 Restricted Units and Mr. Lorentzatos received 20,712 Restricted Units. The Restricted Units received by each of Messrs. Reid, Lou and Lorentzatos are subject to the following vesting schedule: (i) 34% of the Restricted Units vested on the Effective Date, (ii) 33% of the Restricted Units will vest on the first anniversary of the Effective Date and (iii) 33% of the Restricted Units will vest on the second anniversary of the Effective Date.
The foregoing description of the Restricted Units received by each of Messrs. Reid, Lou and Lorentzatos does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplement to Incentive Unit Award Agreement pursuant to which such Restricted Units were granted, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 30, 2021, in connection with the Contribution and Simplification Transactions, the General Partner amended and restated the First Amended and Restated Agreement of Limited Partnership of the Partnership by executing the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the “Second Amended and Restated Partnership Agreement”), which reflects the conversion of the IDRs to Common Units of the Partnership.
The foregoing description of the Second Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Second Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
On March 30, 2021, in connection with the Contribution and Simplification Transactions, OMS Holdings, the managing member of the General Partner, entered into the Second Amended and Restated Limited Liability Company Agreement of the General Partner (the “GP LLCA”). The GP LLCA, which is effective as of March 30, 2021, was amended to reflect the automatic conversion of the Class A Units and Class B Units representing membership interests in the General Partner into, and thereafter represent the right to receive, the IDR Conversion Common Units on a pro rata basis, following which such IDR Conversion Common Units were distributed to the holders of such Class A Units and Class B Units, such that following the GP Merger, OMS Holdings is the sole member of the General Partner.
The foregoing description of the GP LLCA does not purport to be complete and is qualified in its entirety by reference to the text of the GP LLCA, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On March 26, 2021, the Partnership issued a press release announcing the pricing of the offering of the Notes. The press release is furnished herewith as Exhibit 99.1.
On March 30, 2021, the Partnership issued a press release announcing the consummation of the Contribution and Simplification Transactions. The press release is furnished herewith as Exhibit 99.2.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
The Unaudited Pro Forma Condensed Consolidated Financial Information of the Partnership as of and for the year ended December 31, 2020 is set forth in Exhibit 99.3.
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Agreement of Limited Partnership of Oasis Midstream Partners LP, dated as of March 30, 2021.

3.2	Second Amended and Restated Limited Liability Company Agreement of OMP GP LLC, dated as of March 30, 2021.

4.1	Indenture, dated as of March 30, 2021, by and among Oasis Midstream Partners LP, as issuer, OMP Finance Corp., as co-issuer, OMP Operating LLC, OMP DevCo Holdings Corp., Beartooth DevCo LLC, Bighorn DevCo LLC, Bobcat DevCo LLC, and Panther DevCo LLC, as guarantors, and Regions Bank, an Alabama banking corporation, as trustee.

10.1	Purchase Agreement, dated as of March 26, 2021, among Oasis Midstream Partners LP, OMP Finance Corp, as co-issuer, OMP Operating LLC, OMP DevCo Holdings Corp., Beartooth DevCo LLC, Bighorn DevCo LLC, Bobcat DevCo LLC, and Panther DevCo LLC, as guarantors, and Citigroup Capital Markets LLC, as representative of the several initial purchasers.

10.2	Form of Supplement to Incentive Unit Award Agreement.

99.1	Press Release issued by Oasis Midstream Partners LP on March 26, 2021.

99.2	Press Release issued by Oasis Midstream Partners LP on March 30, 2021.

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information of the Partnership as of and for the year ended December 31, 2020.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OASIS MIDSTREAM PARTNERS LP (Registrant)

Date: April 1, 2021	By:	OMP GP LLC, its general partner

	By:	/s/ Nickolas J. Lorentzatos
Nickolas J. Lorentzatos
Executive Vice President, General Counsel and Corporate Secretary